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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-114145 on Form S-3 and Registration Statement Nos. 333-37648, 333-55260, 333-67784, 333-69504, and 333-99473 on Form S-8 of Universal Compression Holdings, Inc. of our report dated June 4, 2004, appearing in this Annual Report on Form 10-K of Universal Compression Holdings, Inc. for the year ended March 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
June 4, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM